Exhibit 99-1

NewLake Capital Partners Reports Fourth Quarter and Full-Year 2022 Financial Results; Declares First Quarter 2023 Common Stock Dividend of $0.39 per Share

Fourth Quarter 2022 Revenue Totaled $12.2 Million, an increase of 35.7% Year-Over-Year
Full Year 2022 Revenue Totaled $44.8 Million, an increase of 59.6% Year-Over-Year
Fourth Quarter 2022 Net Income Attributable to Common Stockholders totaled $6.7 Million, Funds From Operations totaled $10.5 Million, and Adjusted Funds From Operations totaled $10.9 Million
Full Year 2022 Net Income Attributable to Common Stockholders totaled $22.0 Million, Funds From Operations totaled $35.2 Million, and Adjusted Funds From Operations totaled $38.7 Million

Conference Call and Webcast Scheduled for March 9, 2023 at 10 a.m. Eastern Time

New Canaan, CT, March 8, 2023 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the fourth quarter and full year ended December 31, 2022 and declared its first quarter of 2023 dividend.

Fourth Quarter 2022 Financial Highlights
Comparison to the fourth quarter ended December 31, 2021:

◦Revenue totaled $12.2 million, as compared to $9.0 million, an increase of 35.7%.
◦Net income attributable to common stockholders totaled $6.7 million, as compared to $4.3 million.
◦Funds from operations-diluted (“FFO”)(1) totaled $10.5 million, as compared to $7.0 million, an increase of 51.3%.
◦Adjusted funds from operations-diluted (“AFFO”)(1) totaled $10.9 million, as compared to $7.2 million, an increase of 52.0%.

Full Year 2022 Financial Highlights
Comparison to the twelve months ended December 31, 2021:

◦Revenue totaled $44.8, million as compared to $28.1 million, an increase of 59.6% year-over-year.
◦Net income attributable to common stockholders totaled $22.0 million, as compared to $11.2 million.
◦FFO totaled $35.2 million, as compared to $19.7 million, an increase of 79.1%.
◦AFFO totaled $38.7 million, as compared to $21.7 million, an increase of 77.8%.
◦Cash and cash equivalents as of December 31, 2022, were $45.2 million, with $3.1 million committed(2) to fund tenant improvements.
◦For the twelve months ended December 31, 2022, the Company declared dividends of $1.44 per share, an increase of 41.2% over the prior year.

Operational Highlights and Subsequent Events
◦On November 7, 2022, the Company’s Board of Directors authorized a share repurchase program of up to $10.0 million of its common stock through December 31, 2023.
◦For the twelve months ended December 31, 2022, the Company invested $67.0 million(3) to acquire four cultivation facilities and one dispensary. The Company also funded $45.2 million of tenant improvements (“TI”) across seven properties and originated a 4-year $5.0 million loan.
◦For the twelve months ended December 31, 2022, the Company declared dividends of $1.44 per share, an increase of 41.2% over the prior year.
◦In March 2023, the Company exercised its option and acquired a parcel of land adjacent to its Missouri property, rented to a subsidiary of C3 industries, for $350 thousand. The option includes an expansion to the existing cultivation facility and the Company will provide up to $16.2 million to fund the expansion.
◦In March 2023, the Company entered into a non-binding Letter of Intent with The Mint Cannabis to provide up to approximately $7.5 million for improvements to the cultivation and processing facility under construction in Phoenix, Arizona.
◦The Company has not received rent during Q1 2023 from tenant Revolutionary Clinics, and projects portfolio rent collection to be approximately 90-93% during Q1 2023, which may include a portion of the security deposit applied as rent.
◦On March 8, 2023, the Company declared its first quarter of 2023 dividend of $0.39 per share.
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(1) A reconciliation of certain non-GAAP financial measures, including FFO and AFFO, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.
(2) Does not include the option to purchase an adjacent parcel for $16.5 million since there is no obligation for the Company to fund the additional purchase.
(3) Includes the $30 million mortgage note that was converted to a real estate property from a sale-leaseback transaction on August 5, 2022.

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Investment Activity

During the fourth quarter of 2022, the Company acquired a dispensary located in Ohio for approximately $1.6 million and invested $1.7 million to fund tenant improvements across two properties.

The following tables present the Company's investment activity for three months ended December 31, 2022 (dollars in thousands).

Acquisitions

Tenant	Market	Site Type	Closing Date	Acquisitions
PharmaCann	Ohio	Dispensary	November 3, 2022	$1,550
Total				$1,550

Tenant Improvements Funded

Tenant	Market	Site Type	Closing Date	TI Funded	Unfunded Commitments
Mint	Arizona	Cultivation	June 24, 2021	$1,509	$1,554	(1)
Organic Remedies	Missouri	Cultivation	December 20, 2021	—	282
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	218	534	(2)
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—	750
Total				$1,727	$3,120

(1) The tenant has been paying rent for the remaining commitment since July 2022 in accordance with the lease agreement.
(2) The unfunded commitment does not include a $16.5 million option but not obligation to acquire an adjacent property from an existing tenant. In March 2023, the Company exercised this option.
Financing Activity

Revolving Credit Facility

As of December 31, 2022 the aggregate commitment under the Revolving Credit Facility was $90.0 million with three lenders. The Company, subject to certain conditions, has the ability to request additional revolving loan commitments which may increase the total aggregate principal amount of the Revolving Credit Facility to up to $100.0 million. Borrowings under the Revolving Credit Facility may be voluntarily prepaid and re-borrowed and bear a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) plus an applicable margin of 1.00% or (b) 4.75%. The outstanding borrowings under the Revolving Credit Facility were $1.0 million as of December 31, 2022.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of December 31, 2022, the Company is compliant with the covenants of the agreement.

Seller Financing

In connection with the purchase and leaseback of a cultivation facility in Chaffee, Missouri on December 20, 2021, the Company entered into a $3.8 million loan payable to the seller, which is an independent third party from the tenant. The loan bears interest at a rate of 4.00% per annum. Principal payments on the loan are payable in annual installments of which $1.8 million was paid in January 2022. The remaining principal payments are due in annual installments of $1.0 million in January 2023 and 2024. The loan's outstanding principal balance of the seller financing as of December 31, 2022 was $2.0 million.

The Company made the annual principal installment of $1.0 million in January 2023 and the outstanding balance after the January 2023 principal payment was $1.0 million.

Stock Repurchase Program
On November 7, 2022, the Company’s Board of Directors authorized a stock repurchase program of up to $10.0 million of the Company’s common stock through December 31, 2023. Purchases made pursuant to the stock repurchase program will be made in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 of the Securities and Exchange Act of 1934, as amended. The authorization of the stock repurchase program does not obligate the Company to acquire any particular amount of common stock. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The stock repurchase program may be suspended or discontinued by us at any time and without prior notice.
As of December 31, 2022, the Company had not repurchased any shares of its common stock under the stock repurchase program.

Dividend

On December 15, 2022, the Company’s Board of Directors declared a fourth quarter 2022 cash dividend of $0.39 per share of common stock, equivalent to an annualized dividend of $1.56 per share of common stock. The dividend was paid on January 13, 2023 to stockholders of record at the close of business on December 30, 2022.

On March 8, 2023, the Company’s Board of Directors declared a first quarter 2023 cash dividend of $0.39 per share of common stock, equivalent to an annualized dividend of $1.56 per share of common stock. The dividend is payable on April 14, 2023 to stockholders of record at the close of business on March 31, 2023.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 10:00 a.m. Eastern Time on March 9, 2023 to discuss its fourth quarter and full year 2022 financial results and answer questions about the Company's operational and financial highlights.

Event:	NewLake Capital Partners Inc. Fourth Quarter 2022 Earnings Call
Date:	Thursday, March 9, 2023
Time:	10:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/viewer/event.jsp?ei=1597675&tp_key=5be174e825

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until March 23, 2023 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 3325614.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 32 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The

Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
McKenna Miller
KCSA Strategic Communications
MMiller@KCSA.com
PH: (212) 896-1254

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets:

Real Estate
Land	$21,427	$15,649
Building and Improvements	378,047	272,432
Total Real Estate	399,474	288,081
Less Accumulated Depreciation	(19,736)	(9,155)
Net Real Estate	379,738	278,926
Cash and Cash Equivalents	45,192	127,097
Loans Receivable	5,000	30,000
In-Place Lease Intangible Assets, net	21,765	24,002
Other Assets	2,554	858

Total Assets	$454,249	$460,883

Liabilities and Equity:

Liabilities:

Accounts Payable and Accrued Expenses	$1,659	$1,404
Revolving Credit Facility	1,000	—
Loan Payable, net	1,986	3,759
Dividends and Distributions Payable	8,512	6,765
Security Deposits Payable	7,774	6,047
Interest Reserve	—	2,144
Rent Received in Advance	1,375	1,429
Other Liabilities	1,005	—

Total Liabilities	23,311	21,548

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 21,403,817 and 21,235,914 Shares Issued and Outstanding, Respectively	214	213
Additional Paid-In Capital	455,822	450,916
Accumulated Deficit	(32,487)	(23,574)

Total Stockholders' Equity	423,549	427,555

Noncontrolling Interests	7,389	11,780

Total Equity	430,938	439,335

Total Liabilities and Equity	$454,249	$460,883

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Three Months Ended			For the Year Ended
	December 31,			December 31,
	2022		2021	2022	2021
Revenue:

Rental Income	$12,047		$8,362	$42,365	$27,445
Interest Income from Loans	128		613	2,429	613

Total Revenue	12,175		8,975	44,794	28,058

Expenses:

Depreciation and Amortization Expense	3,712		2,496	12,825	8,097
General and Administrative Expenses:
Compensation expense	678		780	4,576	2,989
Stock-Based Compensation	292		200	1,493	2,020
Professional fees	89		689	1,575	2,040
Other general and administrative expenses	500		406	1,749	1,417
Total general and administrative expenses	1,559	1,559	2,075	9,393	8,466

Total Expenses	5,271		4,571	22,218	16,563

Loss on Sale of Real Estate	—		—	(60)	—

Income From Operations	6,904		4,404	22,516	11,495

Other Income (Expenses):
Interest Income	10		61	113	100
Interest Expense	(106)		(6)	(273)	(6)

Total Other Income (Expense)	(96)		55	(160)	94

Net Income	6,808		4,459	22,356	11,589

Preferred Stock Dividends	—		—	—	(4)

Net Income Attributable to Noncontrolling Interests	(118)		(120)	(380)	(356)

Net Income Attributable to Common Stockholders	$6,690		$4,339	$21,976	$11,229

Net Income Attributable to Common Stockholders Per Share - Basic	$0.31		$0.20	$1.03	$0.66

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.31		$0.20	$1.03	$0.65

Weighted Average Shares of Common Stock Outstanding - Basic	21,422,446		21,235,914	21,418,484	17,011,991

Weighted Average Shares of Common Stock Outstanding - Diluted	21,796,028		21,904,623	21,810,789	17,566,470

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and twelve months ended December 31, 2022 and 2021 (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income attributable to common stockholders	$6,690	$4,339	$21,976	$11,229
Net income attributable to noncontrolling interests	118	120	380	356
Net income attributable to common stockholders - diluted	6,808	4,459	22,356	11,585
Adjustments:
Real estate depreciation and amortization	3,712	2,496	12,825	8,097
Loss on sale of real estate	—	—	60	—
FFO attributable to common stockholders - diluted (1)	10,520	6,955	35,241	19,682
Severance	—	—	1,752	45
Stock- based compensation	292	200	1,493	2,020
Non-cash interest expense	70	2	163	2
Amortization of straight-line rent expense	—	—	12	—
AFFO attributable to common stockholders - diluted(2)	$10,882	$7,157	$38,661	$21,749

FFO per share - diluted	$0.48	$0.32	$1.62	$1.12
AFFO per share - diluted	$0.50	$0.33	$1.77	$1.24

(1) For the three and twelve months ended December 31, 2022 FFO diluted and AFFO diluted is calculated and presented on a fully diluted basis. The comparative prior period balances for FFO and AFFO were calculated to conform to the fourth quarter presentation.